Exhibit 3.1

BYE-LAWS

OF

SILVERSTAR HOLDINGS LTD.

(Adopted 30th October, 1995 and Restated as amended
by resolution passed on August 30, 2007)

i

18.	Quorum at meetings of the Board	9
19.	Meetings of the Board	9
20.	Unanimous written resolutions	9
21.	Contracts and disclosure of Directors' interests	9
22.	Remuneration of Directors	10
Officers
23.	Officers of the Company	11
24.	Appointment of Officers	11
25.	Remuneration of Officers	11
26.	Duties of Officers	11
27.	Chairman of meetings	11
28.	Register of Directors and Officers	12
Minutes
29.	Obligations of Board to keep minutes	12
Indemnity
30.	Indemnification of Directors and Officers of the Company	13
31.	Waiver of claim by Member	14
Meetings
32.	Notice of annual general meeting	15
33.	Notice of special general meeting	15
34.	Accidental omission of notice of general meeting	15

35.	Meeting called on requisition of Members	15
36.	Short notice	15
37.	Postponement of meetings	16
38.	Quorum for general meeting	16
39.	Adjournment of meetings	17
40.	Attendance at meetings	17
41.	Written resolutions	17
42.	Attendance of Directors	18
43.	Voting at meetings	18
44.	Voting on show of hands	18
45.	Decision of chairman	19
46.	Demand for a poll	19
47.	Joint holders voting	20
48.	Proxies	20
49.	Representation of Members which are not natural persons	20

Share Capital and Shares

50.	Rights of shares	21
51.	Power of issue shares	24
52.	Variation of rights and alteration of share capital	26
53.	Registered holder of shares	26
54.	Death of a joint holder	27
55.	Share certificate

56.	Calls on shares	27
57.	Forfeiture of shares	28
Register of Members
58.	Register of Members	28
59.	Inspection of Register of Members	29
60.	Determination of record dates	29
Transfer of Shares
61.	Instrument of transfer	30
62.	Transfer of shares	30
63.	Transfers by joint holders	31
Transmission of Shares
64.	Representative of deceased Member	31
65.	Registration on death or bankruptcy	31
Dividends and Other Distributions
66.	Declaration of dividends by the Board	32
67.	Other distributions	32
68.	Reserve fund	32
69.	Deduction of amounts due to the Company	32
Capitalisation
70.	Issue of bonus shares	32

Accounts and Financial Statements
71.	Records of account	33
72.	Financial year end	33
73.	Financial statements	33
Audit
74.	Appointment of Auditor	34
75.	Remuneration of Auditor	34
76.	Vacation of office of Auditor	34
77.	Access to books of the Company	34
78.	Report of the Auditor	34
Notices
79.	Notices to Members of the Company	35
80.	Notices to joint holders	35
81.	Service and delivery of notice	35
Seal of the Company
82.	The seal	35
83.	Manner in which seal is to be affixed	36
Winding-up
84.	Winding-up/distribution by liquidator	36

v

Alteration of Bye-laws
85.	Alteration of Bye-laws	36

Interpretation

1.	Interpretation

(1)	In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

(a)	“Act” means the Companies Act 1981 as amended from time to time;

(b)	“Affiliate” of the Company means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Company, except that the Company shall not be deemed to control any Person other than a Subsidiary;

(c)	“Alternate Director” means an alternate Director appointed in accordance with these Bye-laws;

(d)	“Auditor” includes any individual or partnership;

(e)	“Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(f)	“Class B Shares” has the meaning defined in Bye-law 50(1);

(g)	“Common Shares” has the meaning defined in Bye-law 50(1);

(h)	“Company” means Silverstar Holdings Ltd., an exempted company formed under the Act;

(i)	“control” with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(j)	“Director” means a director of the Company and shall include Alternate Director;

(k)	“Effective Date” means the date on which the United States Securities and Exchange Commission declares effective a Registration Statement of the Company under the United States Securities Act of 1933, as amended, for the initial public offering of Common Shares;

(l)	“Family Members” means a spouse or any lineal descendants (including adopted children) of a holder of Class B Shares;

(m)	“Members” means any person registered in the Register of Members as the holder of shares in the Company and, in the case of shares registered jointly in the names of two or more Persons, means such Persons jointly and not severally;

(n)	“notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(o)	“Officer” means any individual appointed by the Board to hold an office in the Company;

(p)	“Permitted Transferee” means a holder of Class B Shares, Family Members, a trust for the sole benefit of a holder of Class B Shares and/or Family Members, a partnership comprising solely of holders of Class B Shares and/or Family Members, a corporation wholly owned by a holder of Class B Shares and/or Family Members;

(q)	“Person” means any unincorporated organisation, association, company, corporation, individual, sole proprietorship, partnership, joint venture, trust, institution, entity, party or government (including any instrumentality, division, agency, body or department thereof);

(r)	“Preferred Shares” has the meaning defined in Bye-law 50(1);

(s)	“Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(t)	“Register of Members” means the Register of Members referred to in these Bye-laws;

(u)	“Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

(v)	“Shares” has the meaning defined in Bye-law 50(1);

(w)	“Subsidiary” of any Person means any corporation or other entity of which such Person, or such person and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own outstanding shares of capital stock or other ownership interests having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors or other persons performing similar functions;

(x)	“Transfer” as to any Class B Share, means any sale, transfer, conveyance, assignment, exchange, distribution, donation, testamentary or inter vivos gift, transfer by intestate succession, grant of an option in, or other disposition, either voluntary or involuntary, however characterised, but shall not include any bona fide pledge or hypothecation which creates a mere security interest; PROVIDED THAT any Transfer upon execution of any such pledge or hypothecation shall be included in the meaning of “Transfer”;

(y)	“Treasury Share” means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

(2)	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine gender;

(c)	the word:

(i)	“may” shall be construed as permissive;

(ii)	“shall” shall be construed as imperative;

(d)	unless otherwise provided herein words or expressions defined in the Act shall have the same meaning in these Bye-laws; and

(e)	references to “$” shall be to United States dollars.

(3)	Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

(4)	Headings used in these Bye-laws and the Table of Contents are for convenience only and are not to be used or relied upon in the construction hereof.

Board of Directors

2.	Board of Directors

The business of the Company shall be managed and conducted by the Board.

3.	Management of the Company

(1)	In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting.

(2)	No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3)	The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

(4)	Pursuant to the provisions of the Act, the Board shall, for so long as the Company does not have a quorum of Directors ordinarily resident in Bermuda, appoint a Resident Representative as defined in the Act, to act on its behalf in Bermuda and to maintain all such records as may be required by law to be maintained in Bermuda and to make all necessary filings with the Ministry of Finance and Registrar of Companies in Bermuda as may be required by law and to fix his or their or its remuneration either by way of salary or fee for the period of the Resident Representative’s service to the Company.

4.	Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.	Power to appoint manager

The Board may appoint a person to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.	Power to authorise specific actions

The Board may from time to time and at any time authorise any Person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, deed, document or instrument on behalf of the Company.

7.	Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any Person, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit. Any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.

8.	Power to delegate to a committee

The Board may delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

9.	Power to appoint and dismiss employees and provide benefits

(1)	The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

(2)	The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who holds or has held any executive office or employment with the Company or with any Person which is or has been a Subsidiary or Affiliate of the Company or a predecessor in the business of the Company or of any such Subsidiary or Affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for insurance of any such person.

(3)	Without prejudice to the general powers conferred by these Bye-laws, the Board is hereby authorised to give to any Directors, Officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

10.	Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.	Power to purchase shares of or discontinue the Company

(1)	Subject to the provisions of Section 42A and 42B of the Act, the Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares.

(2)	The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12.	Number and election of Directors

(1)	The Board shall consist of not less than five Directors and not more than nine Directors who shall be elected or appointed, except in the case of casual vacancy, at the annual general meeting or at any special general meeting called for the purpose and who shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated, and any general meeting may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

(2)	Subject as hereinafter provided in this Bye-law 12(2), no person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any general meeting. Any Member may nominate one or more persons for election as Director at a general meeting only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by first class mail, postage prepaid, to the Secretary (a) with respect to an election to be held at an annual general meeting of the Company, not later than ninety (90) days in advance of such meeting; and (b) with respect to an election to be held at a special general meeting of the Company for the election of Directors, not later than the close of business on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to Members and (ii) the date on which a public announcement of such meeting is first made. Each such notice shall include: (A) the name and address of each Member who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (B) a description of all arrangements or understandings between the

Member and each nominee and any other Person or Persons (naming such Person or Persons) pursuant to which the nomination or nominations are to be made by the Member; (C) such other information regarding each nominee proposed by such Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Unites States Securities and Exchange Commission; and (D) the consent of each nominee to serve as a Director if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

13.	Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.	Alternate Directors

(1)	Any general meeting of the Company may elect a person or persons to act as a Director in the alternative to any one or more of the Directors of the Company or may authorise the board to appoint such Alternate Directors. Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

(2)	An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

(3)	An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

15.	Removal of Directors

(1)	Subject to any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than five days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2)	A vacancy on the Board created by the removal of a Director under the provision of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.

16.	Vacancies on the Board

(1)	The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director or the failure of the Members to fill any vacancy. Any Director so appointed shall hold office only until the next annual general meeting and shall then be eligible for re-election.

(2)	The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

(3)	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited form being a Director by law;

(b)	is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his or her office by notice in writing to the Company.

17.	Notice of meetings of the Board

(1)	The President may, and the Secretary on the requisition of any two Directors shall, at any time summon a meeting of the Board upon not less than three days’ prior notice.

(2)	Notice of a meeting of the board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

18.	Quorum at meetings of the Board

Prior to the Effective Date, the quorum necessary for the transaction of business at a meeting of the Board shall be two Directors. From and after the Effective Date, the quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the number of Directors then in office but in no event shall a quorum consist of fewer than two Directors.

19.	Meetings of the Board

(1)	The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2)	Directors may participate in any meeting of the Board by means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3)	A resolution put to the vote at a meeting of the Board shall be carried by the affirmative vote of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

20.	Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purpose of this Bye-law only, “Director” shall not include an Alternate Director.

21.	Contracts and disclosure of Directors’ interests

(1)	Subject to the Act, a Director may hold any other office or place of profit with the Company (except that of Auditor) in addition to serving as a Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for, by or pursuant to any other Bye-law.

(2)	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(3)	A Director may be or become a director or other officer of, or otherwise interested in, any Person promoted by the Company or any other Person in which the Company may be interested. Any Director may be or become directly or indirectly interested in a contract or proposed contract or arrangement with the Company, and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefits received by him as a director or officer of or from his interest in such other Person, contract, proposed contract or arrangement. The Board may also cause the voting power conferred by the shares in any other Person held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other Person, or voting or providing for the payment of remuneration to the directors or officers of such other Person.

(4)	A Director who is a director or other officer of, or otherwise interested in, any Person promoted by the Company or any other Person in which the Company is interested or who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(5)	Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any matter involving a Person of which such Director is a director or other officer or otherwise interested or any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined from time to time by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

Officers

23.	Officers of the Company

The Officers of the Company shall consist of a President, a Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.	Appointment of Officers

(1)	The President, Chairman, Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

(2)	Any person elected or appointed pursuant to this Bye-law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

25.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

26.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.	Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, or in his absence, the President, shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

Minutes

29.	Obligations of Board to keep minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of the managers and meetings of the committees appointed by the Board.

Indemnity

30.	Indemnification of Directors and Officers of the Company

(1)	The Directors, Secretary and other Officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them (individually, an “Indemnified Party”, and collectively, the “Indemnified Parties”), and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company to the fullest extent authorised by the laws of Bermuda as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such laws permitted prior to such amendment) from and against all actions, costs, charges, losses, damages and expenses (“Losses”) which the Indemnified Parties or any of them, or their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts with respect to the Company or in or about the execution of their duty, or supposed duty, or in their respective offices or trusts with respect to any other Person for whom any of them acted as director, secretary or other officer, liquidator, trustee, employee or agent at the request of the Company, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other Persons with whom any moneys or effects belonging to the Company or any other such Person shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company or any other such Person shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective officers or trusts, or in relation thereto, PROVIDED THAT, with respect to an Indemnified Party, this indemnity shall not extend to any Losses to the extent they arise from or in respect of any wilful negligence, wilful default, fraud or dishonesty of which the Indemnified Party may be guilty with respect to the Company.

(2)	The right to indemnification conferred in this Bye-law 30 is and shall be a contractual right. The right to indemnification conferred in this Bye-law 30 shall include the right to be paid by the Company the expenses (including attorneys’ fees and retainers therefor) reasonably incurred in connection with any proceeding for which indemnity is asserted in advance of its final disposition, such advances to be paid by the Company within 20 days after the receipt by the Company of a statement or statements from an Indemnified Party or his or her heirs, executors or administrators requesting such advance or advances from time to time; provided, however, the payment of such expenses incurred by an Indemnified Party or his or her heirs, executors or administrators in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such Indemnified Party or his or her heirs, executors or administrators to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this Bye-law 30 or otherwise.

(3)	To obtain indemnification under this Bye-law 30, an Indemnified Party or his or her heirs, executors or administrators shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to such Person and is reasonably necessary to determine whether and to what extent such Person is entitled to indemnification.

(4)	The Company may maintain insurance, at its expense, to protect itself and any Indemnified Party and his or her heirs, executors and administrators from and against any and all Losses, whether or not the Company would have the power to indemnify such person against any such Loss under the Act. To the extent that the Company maintains any policy or policies providing such insurance, each such Indemnified Party and his or her heirs, executors and administrators, and each such employee or agent to which rights to indemnification have been granted as provided in paragraph (5) of this Bye-law 30, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such Person.

(5)	The Company may, to the extent authorised from time to time by the Board, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in connection with any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Bye-law 30 with respect to the indemnification and advancement of expenses of the Indemnified Parties.

31.	Waiver of claim by Member

Each Member agrees to waive any claim or rights of action such Member might have, whether individually or by or in the right of the Company, against any director, Secretary or other Officer for the time being of the Company or the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their heirs, executors and administrators, on account of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty or in their respective offices or trusts PROVIDED THAT, with respect to any such person such waiver shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to such person.

Meetings

32.	Notice of annual general meeting

The annual general meeting of the Company shall be held in each year at such time and place as the President or the Chairman shall appoint. At least five days’ notice of such meeting shall be given to each Member stating the date, time and place at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the general nature of the other business to be conducted at the meeting.

33.	Notice of special general meeting

The President, the Chairman, any two Directors or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days’ notice which shall state the date, time and place at which the meeting is to be held and the general nature of the business to be considered at the meeting.

34.	Accidental omission of notice of general meeting

(1)	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings, at that meeting.

(2)	In the case where instruments of proxy are sent out with notice of any general meeting, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.	Meeting called on requisition of Members

Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit that carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

36.	Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (1) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

37.	Postponement of meetings

The Board may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38.	Quorum for general meeting

(1)	At any general meeting of the Company two Persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, PROVIDED THAT if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

(2)	If any matter considered at any general meeting of the Company requires a separate vote of the holders of any class of the Company’s shares, at any such meeting of the holders of any class of the Company’s shares, two Persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares of such class throughout the meeting shall form a quorum for the transaction of business, PROVIDED THAT if at any time there shall be only one holder of shares of such class, one holder present in person or by proxy shall form a quorum for the transaction of business.

(3)	If within half an hour from the time appointed for the meeting any required quorum is not present (or such longer time as the chairman of the meeting may determine to wait) the meeting, if convened on the requisition of a Member or Members, shall be dissolved. In any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine. Notwithstanding the foregoing, prior to dissolution or adjournment of any such meeting, the chairman of the meeting may permit the transaction of any business by the Company or by any class of the Company’s shares if the required quorum for the transaction of such business is present and acting throughout.

39.	Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.	Attendance at meetings

If specifically authorised by the Board at any particular meeting, Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

41.	Written resolutions

(1)	Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting be done by written resolution in accordance with this Bye-law.

(2)	Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

(3)	A written resolution is passed when it is signed by, or in the case of a Member that is a corporation, on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

(4)	A resolution in writing may be signed in any number of counterparts.

(5)	A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(6)	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

(7)	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

(8)	For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

42.	Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.	Voting at meetings

(1)	Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

(2)	No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

(3)	A Member who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other Person in the nature of a receiver, committee or curator bonis appointed by such court and such receiver, committee, curator bonis or other Person may vote on a poll by proxy, and may otherwise act and be treated as such Member for the purpose of general meetings.

44.	Voting on show of hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every Person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand. In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

45.	Decision of chairman

(1)	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

(2)	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.	Demand for a poll

(1)	Notwithstanding the provisions of the immediately preceding two Bye-laws , at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(2)	Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, every person present at such meeting shall have such number of votes as are attached to all the shares, one vote for each share of which such person is the holder or for which such person holds a proxy and such votes shall be counted in the manner set out in sub-paragraph (4) of this Bye-Law or in the case of a general meeting at which one or more Members are present by telephone or electronic means in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

(3)	A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(4)	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone or electronic means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

47.	Joint holders voting

If two or more Persons are registered as joint holders of any shares, the Company shall be entitled to require that all of such persons tender their vote jointly if they are voting in person or that all of such Persons execute a proxy if they are submitting a proxy.

48.	Proxies

Any Member of the Company entitled to attend and vote at a meeting of the Company or a meeting of the holders of any class of shares in the Company shall be entitled to appoint another Person as his proxy to attend and vote instead of him. A Member may appoint more than one proxy to attend on the same occasion. The instrument appointing a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid. A Member may revoke his proxy prior to its exercise by delivering written notice of revocation to the Secretary, by executing a later dated proxy or by attending the meeting to which the proxy relates and voting in person. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

49.	Representation of Members which are not natural persons

A Member which is not a natural person may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the Member which such person represents as that Member could exercise if it were a natural person. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a Member which is not a natural person.

Share Capital and Shares

50.	Rights of shares

(1)	The authorised share capital of the Company at the date of the adoption of these Bye-laws is $300,000 comprised of 30,000,000 shares, par value $0.01 per share divided into 23,000,000 shares of Common Stock, par value $0.01 per share (“Common Shares”), and 2,000,000 shares of Class B Common Stock, par value $0.01 per share (“Class B Shares” and collectively with the Common Shares the “Shares”) and 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Shares”).

(2)

The voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Common Shares and the Class B Shares are as follows:

(a)	Voting Rights

The holders of Common Shares shall be entitled to one vote per share and the holders of Class B Shares shall be entitled to five votes per share.

(b)	Dividends

(i)	The holders of Common Shares and Class B Shares shall, subject to any preferential dividend from time to time payable to the holders of Preferred Shares, be entitled to receive, out of assets or funds legally available therefor, such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board from time to time, PROVIDED THAT all such dividends or distributions shall be paid or made in equal amounts, share for share, to the holders of Common Shares and holders of Class B Shares, as if such classes constituted a single class, except that in the event that any dividend shall be declared in Shares such dividend shall be declared at the same rate per share on Common Shares and Class B Shares, but the dividend payable on Common Shares shall be payable in Common Shares and the dividend payable on Class B Shares shall be payable in Class B Shares.

(c)	Winding Up

In the event of the winding up or dissolution of the Company, whether voluntary or involuntary or for the purpose of reorganisation or otherwise, or upon any distribution of capital, all of the surplus assets of or capital distributed by the Company shall, subject to any preferential rights thereto of the holders of Preferred Shares, belong to and be distributable in equal amounts per share to the holders of Common Shares and the holders of Class B Shares, as if such classes constituted a single class. Notwithstanding anything herein to the contrary, a consolidation, amalgamation or merger of the Company with any other company or corporation, or the sale, transfer or lease of all or substantially all of its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Company.

(d)	Conversion of Class B Shares

(i)	Each Class B Share shall automatically be converted into a Common Share (which Common Share shall be subject to any calls to which such Class B Share was subject immediately prior to conversion) at the conversion rate of one (1) Common Share for each Class B Share upon the Transfer of any Class B Share to a Person who is not a Permitted Transferee.

(ii)	Upon any request of a holder of a Class B Share for the Transfer of such Class B Share (including any request for the issuance of a new certificate in a name or names other than that or those of the holder for which the holder is unable to provide evidence satisfactory to the Company that a Transfer is not being effected) such Class B Share shall be converted into a Common Share pursuant to subparagraph (d) (i) unless such holder also provides to the Company an affidavit of the Person or Persons to whom Transfer of the Class B Share is to be made or the new certificate is to be issued stating that such Person is a Permitted Transferee or acting as nominee for a Permitted Transferee, in which case the Class B Share so submitted shall not be converted to a Common Share and shall be issued to the Permitted Transferee as a Class B Share. In connection with any conversion of a Class B Share pursuant to subparagraph (d) (i), the Company shall, as soon as is practicable, issue and deliver to such holder of Class B Shares or to such holder’s transferee, or to such holder’s or such transferee’s nominee or nominees, at the registered office of the Company or at the office of a transfer agent of the Company for which such request for transfer or issuance of a new certificate was made, a certificate for the number of Common Shares so converted, together with a certificate or certificates for the number of Class B Shares represented by any certificate surrendered and which the holder thereof has not transferred. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the Class B Shares to be transferred and delivery by the holder of all necessary instruments to effect such Transfer or issuance of a new certificate, and the Person or Persons entitled to receive a Common Share issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date.

(iii)	The Company shall pay any and all Bermuda or United States federal or state original issue taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of Class B Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any Transfer involved in the issue and delivery of Common Shares in a name other than that in which the Common Shares so converted were registered, and no issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company either that such tax has been paid or that no such tax is payable.

(iv)	Unless required by mandatory provision of law or when otherwise provided by resolution of the Board, Class B Shares converted into Common Shares shall be cancelled and restored to the status of authorised but unissued Class B Shares.

(v)	The Company shall at all times have authorised and unissued, a number of Common Shares sufficient for the conversion of all Class B Shares at the time issued and outstanding.

(vi)	On or promptly after the conversion of any Class B Share into a Common Share under circumstances in which such Common Share is freely transferable or otherwise qualified for listing on any securities exchange on which the Common Shares are then listed or for quotation on any interdealer quotation system on which the Common Shares are then quoted, the Company shall list the Common Share so arising upon each securities exchange upon which the outstanding Common Shares are listed at the time of such conversion, or if the outstanding Common Shares are not then listed upon a securities exchange but are quoted on an interdealer quotation system, the Company shall cause such shares to be so quoted.

(e)	Subdivision or Consolidation

In the event the Company at any time or from time to time effects a subdivision or consolidation of its outstanding Common shares or Class B Shares into a greater or lesser number of shares, then and in each such event the outstanding shares of the other such class of Shares shall be subdivided or combined in the same manner proportionately and on the same basis per share.

(f)	Other Rights and Privileges Equal

Except as otherwise expressly provided in these Bye-laws, each Common Share and Class B Share shall be identical to each other and shall entitle the holder thereof to the same rights and privileges.

(3)	The Preferred Shares may be issued, subject to the Act, with such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, to the detriment of any rights attaching to the Shares, as the Board may from time to time in their absolute discretion by resolution prescribe. Without limitation to the foregoing, the Preferred Shares (a) may have such voting powers, (b) may be subject to redemption at such time or times, price or prices, or rate or rates, and with such adjustments, (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of stock, (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Company, (e) may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Company, at such price or prices or at such rate or rates of exchange, and with such adjustments, (f) may be entitled to the benefit of a sinking fund with respect to the purchase or redemption of shares of such series, and (g) may have such other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such preferences and/or rights, all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Shares.

(4)	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

51.	Power to issue shares

(1)	Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue and to grant options or warrants over any authorised but unissued shares of the Company and to issue securities convertible into or exchangeable or exercisable for authorised but unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

(2)	The Board shall, in connection with the issue of any share, have the power to pay such commissions and brokerage fees as may be permitted by law.

(3)	Subject to the Act:

(a)	the Company may in accordance with any scheme for the time being in force and approved by the Members in general meeting provide directly or indirectly money or other financial assistance for the purpose of or in connection with the purchase of, or subscription for, fully or partly paid shares in the Company or any holding company of the Company by a trustee of or to be held by or for the benefit of employees of the Company, any of its Subsidiaries, any holding company of the Company or any Subsidiary of any such holding company including any Director holding a salaried employment or office with or in any such company and so that the residual beneficiary of any such trust may be or include a charitable object; and

(b)	the Company may give financial assistance on such terms as the Board may approve to bona fide employees of the Company (including Directors who are also bona fide employees), any of its Subsidiaries, any holding company of the Company and/or any Subsidiary of any such holding company in order that they may buy shares (fully or partly paid) of the Company or any holding company of the Company and such terms may include a reference that, when an employee ceases to be employed by the Company or such other company, shares bought with such financial assistance shall or may be sold to the Company or such other company on such terms as the Board may approve.

(4)	Without prejudice to the general powers conferred by these Bye-laws, the Board is authorised to give to any person the right or option of requiring at a future date that an allotment shall be made to such Person of any shares at par or at such premium as may be agreed.

(5)	Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or disposal to Members or others with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, holders of a separate class of shares for any purpose whatsoever.

52.	Variation of rights and alteration of share capital

(1)	Subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

(2)	If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3)	The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4)	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

53.	Registered holder of shares

(1)	The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other Person.

(2)	Any dividend, distribution, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft made payable to such Member as such Member’s name appears in the Register of Members (in the case of joint holders, made payable jointly to such joint holders as their names appear in the Register of Members) sent by first class mail, postage prepaid, directed to the Member at such Member’s address in the Register of Members or to such Person and to such address as the Member may in writing direct. If two or more Persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

54.	Death of a joint holder

Where two or more Persons are registered as joint holders of a share or shares under tenancy in which the estate of a deceased holder does not retain an interest in the share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55.	Share certificates

(1)	Every Member shall be entitled to a certificate under the seal of the Company (or facsimile thereof) or bearing the signature (or facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means and that a facsimile of the seal of the Company be placed thereon.

(2)	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

(3)	If any such certificate shall be proved to the satisfaction of the Company to have been worn out, lost, mislaid or destroyed the Company may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

56.	Calls on shares

(1)	The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2)	The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

(3)	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

(4)	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

57.	Forfeiture of shares

(1)	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of moneys unpaid on any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto.

(2)	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3)	A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

Register of Members

58.	Register of Members

(1)	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

(2)	Subject to the provisions of the Act, if the Board considers it necessary or appropriate, the Company may establish and maintain a local or branch register at such location or locations outside Bermuda as the Board thinks fit and, while the issued share capital of the Company is, with the consent of the Board, listed on any stock exchange, or quoted on any interdealer quotation system, the Company shall keep a branch register in any place required by the rules of such stock exchange or interdealer quotation system.

(3)	The Board may, in its absolute discretion, at any time and from time to time transfer any share upon the principal Register of Members maintained at the registered office of the Company to any local or branch register or any share on any local or branch register to the principal Register of Members or any other local or branch register. Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time stipulate, and which agreement it shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold) no shares on the principal Register of Members shall be transferred to any local or branch register nor shall shares on any local or branch register be transferred to the principal Register of Members or any other local or branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a local or branch register, at such local or branch register, and, in the case of any shares on the principal Register of Members, at the registered office of the Company.

59.	Inspection of Register of Members

The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

60.	Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a)	determining the Members entitled to receive any dividend or other distribution or allotment of any rights or the Members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for any other lawful action not expressly addressed in this Bye-law 60;

(b)	determining the Members entitled to receive notice of and to vote at any general meeting of the Company; and

(c)	determining the Members entitled to receive notice of and to consent to any action by written resolution without a general meeting of the Company.

Transfer of Shares

61.	Instrument of transfer

(1)	An instrument of transfer shall be in the usual common form or any other form which the Board may approve. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2)	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

(3)	If any instrument of transfer for Class B Shares is accompanied by an affidavit of the Person or Persons to whom Transfer of such Class B Share is to be made stating that each such Person is a Permitted Transferee or is acting as the nominee for a Permitted Transferee, such Class B Share shall continue to be a Class B Share following such Transfer. If any instrument of transfer for a Class B Share is not accompanied by such an affidavit, such Class B Share shall, upon Transfer, be converted into a Common Share as provided in Bye-law 50(2) (d) (i).

62.	Transfer of Shares

(1)	Subject to the restrictions contained in these Bye-laws as may be applicable, the Act, such laws or regulations as may govern the transfer of shares of the Company, including, without limitation, the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended, or any agreement between any Member and the Company, any Member may transfer all or any of his shares.

(2)	The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share.

(3)	The Board may refuse to register any transfer if all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have not been obtained.

(4)	If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

63.	Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

Transmission of Shares

64.	Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representative of the deceased Member where the deceased Member was a sole holder or a joint holder under a tenancy in which the estate of the deceased holder retains an interest in the shares, shall be the only Persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other Persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

65.	Registration on death or bankruptcy

Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the usual common form or any other form which the Board may approve. On the presentation thereof to the Company, accompanied by such evidence as the Company may require to prove the title of the transferor, the transferee shall be registered as a Member but the Company shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

Dividends and other Distributions

66.	Declaration of dividends by the Board

The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in other assets in which case the Board may fix the value for distribution of any assets.

67.	Other distributions

The Board may declare and make such other distributions (in cash or in other assets) to the Members as may be lawfully made out of the assets of the Company.

68.	Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalizing dividends or for any other special purpose.

69.	Deduction of amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

Capitalisation

70.	Issue of bonus shares

(1)	The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2)	The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Accounts and Financial Statements

71.	Records of account

(1)	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours, PROVIDED THAT if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Member (other than an Officer or Director of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

(2)	No Member (not being a Director) shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company which in the opinion of the Board it will be inexpedient in the interests of the Members or the Company to communicate to the public.

72.	Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

73.	Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting. A resolution in writing made in accordance with Bye-law 35 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in general meeting.

Audit

74.	Appointment of Auditor

Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

75.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Board or in such other manner as the Members may determine.

76.	Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall fill the vacancy thereby created.

77.	Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

78.	Report of the Auditor

(1)	Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2)	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3)	The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law shall be those of the United States of America or of Bermuda or of another country or jurisdiction other than Bermuda. If such standards are not those of Bermuda, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

Notices

79.	Notices to Members of the Company

A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person; or

(b)	by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or

(d)	in accordance with Bye-law 81(3).

80.	Notices to joint holders

Any notices required to be given to a Member shall, with respect to any shares held jointly by two or more Persons, be given to such Persons jointly in the names and to the address of such Member in the Register of Members.

81.	Service and delivery of notice

(1)	Any notice (save for one delivered in accordance with Bye-law 81(3)) shall be deemed to have been served at the time when the same is mailed, delivered to the courier or transmitted by electronic means as the case may be, and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if mailed, and the time when it was mailed, delivered to the courier or transmitted by electronic means as the case may be.

(2)	In computing the period of time required in connection with any notice given hereunder, the day upon which such notice is given shall be the first day of such period.

(3)	Where a Member indicates his consent (in a form and manner satisfactory to the Board), to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

(4)	In the case of information or documents delivered in accordance with Bye-law 81(3), service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

Seal of the Company

82.	The Seal

The seal of the Company, if any, shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda and may authorise the use of a facsimile seal on certificates for the Company’s shares or other securities.

35

83.	Manner in which seal is to be affixed

(1)	A seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

(2)	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

84.	Winding-up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in cash or in other assets the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purposes, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

Alteration of Bye-laws

85.	Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members at meetings of the Board and the Members, respectively, for which the notice of meeting contained notice of such proposed rescission, alteration, amendment or new Bye-law.

36

SCHEDULE - FORM A (Bye-law 57)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ........... day of .................................. 20........... last, in respect of the [number] shares(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the .............. day of ............................ 20... last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of ............... per annum computed from the said ........... day of ................................. 20........... last on or before the ........... day of .................................20........... next at the place of business of the said Company the share(s) will be liable to be forfeited.

DATED this	day of	, 20

[Signature of Secretary]

By order the Board